UTILITIES INCOME FUND IMPORTANT NOTICE

IT'S NOT TOO LATE TO VOTE. The October 31 Shareholders' Meeting has been adjourned until November 20, 2002. YOUR VOTE IS VERY IMPORTANT. Please return your signed proxy card to us right away, no matter how many shares you own.

By voting and returning the proxy card today, you can help the Fund avoid additional proxy solicitation expenses.

                                            [GRAPHIC OMITTED]FIRST INVESTORS